Exhibit   11
                               PEN INTERCONNECT, INC.
                        CALCULATION OF EARNINGS PER SHARE
                        FOR THE THREE MONTH PERIOD ENDED
                            JUNE 30, 1996 & 1995

                                                                             Fully
                                                               Primary      dilutive
                                                     Months    Weighted     Weighted
                                            Common      Out-    Average     Average
                1996                         Shares  standing   Shares      Shares

- -------------------------------------------------------------------------------------
Balance at April 1, 1996                    2,700,000   3     8,100,000    8,100,000
Issued shares in May  1996                    333,407   1       333,407      333,407

Balance at June 30, 1996 - Primary          3,033,407         8,433,407

Contingent shares                              55,568   1        n/a          55,568
Balance at June 30, 1996 - Fully dilutive                                  8,488,975

Weighted average number of shares for
three months                                                  2,811,136    2,829,658
Earnings for three months ended June 30,                    $    46,155 $     46,155
Earnings per share                                          $       .02 $       0.02

                1995
- -------------------------------------------------------------------------------------
Balance at April 1, 1996                    1,700,000   3     5,100,000    5,100,000
Balance at June 30, 1996                    1,700,000         5,100,000    5,100,000

Weighted average number of shares for
three months                                                  1,700,000    1,700,000
Earnings for three months ended June 30,                    $   183,087 $    183,087
Earnings per share                                          $      0.11 $       0.11


  FOR THE NINE MONTH PERIOD ENDED
        JUNE 30, 1996 & 1995

                1996
- ------------------------------------------------------------------------------------
Balance at October 1, 1995                  1,700,000     9  15,300,000   15,300,000
Issued shares November 17, 1995             1,000,000    7.5  7,500,000    7,500,000
Issued shares in May  1996                    333,407     1     333,407      333,407

Balance at June 30, 1996 - Primary          3,033,407        23,133,407

Contingent shares                              55,568   1       n/a           55,568
Balance at June 30, 1996 - Fully dilutive                               23,188,975

Weighted average number of shares for
  nine months                                                 2,570,379    2,576,553
Earnings for nine months ended June 30,                     $   298,135 $    298,135
Earnings per share                                          $      0.12 $       0.12

                1995
- ------------------------------------------------------------------------------------
Balance at October 1, 1994                  1,200,000   9    10,800,000   10,800,000
Issued shares in October 1994                 500,000   9     4,500,000    4,500,000

Balance at June 30, 1995                    1,700,000        15,300,000   15,300,000

Weighted average number of shares for
nine months                                                   1,700,000    1,700,000
Earnings for nine months ended June 30,                     $   512,653 $    512,653
Earnings per share                                          $      0.30 $       0.30
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